                                                                   Exhibit 4.2.2

                                                                  Conformed Copy




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                                  XTRA, INC.,

                                                   Issuer

                               XTRA CORPORATION,

                                                   Guarantor

                                      TO

                     STATE STREET BANK AND TRUST COMPANY,

                                                   Trustee

                           ------------------------

                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of May 16, 1997

                           -------------------------

                         Supplemental to the Indenture

                          Dated as of August 15, 1994

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                        SEE USE OF DEFINED TERMS BELOW

          SECOND SUPPLEMENTAL INDENTURE, dated as of May 16, 1997, among XTRA, INC., a corporation duly organized and validly existing under the laws of the State of Maine (herein called the "Company"), having its principal executive office at c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts, XTRA CORPORATION, a corporation duly organized and validly existing under the laws of the state of Delaware (herein called "XTRA" or the "Guarantor"), having its principal executive offices at c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts, and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (herein called the "Trustee"), having its corporate trust office at Two International Place, Boston, Massachusetts.

                                   RECITALS

     WHEREAS, the Company and the Guarantor have entered into an Indenture dated as of August 15, 1994 (the "Original Indenture") with the Trustee (as successor in interest to the First National Bank of Boston) to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series and to provide for the guarantee of the Securities by the Guarantor (the "Guarantee");

     WHEREAS, in September 1995 the Guarantor transferred its properties and assets substantially as an entirety to XTRA Missouri, Inc. ("XTRA Missouri"), a wholly-owned subsidiary of the Guarantor;

     WHEREAS, the Company, as a result of such transfer, became a wholly-owned subsidiary of XTRA Missouri, and, accordingly, remained an indirect wholly-owned subsidiary of the Guarantor;

     WHEREAS, the Company, the Guarantor, XTRA Missouri, and the Trustee (as successor in interest to the First National Bank of Boston) entered into the First Supplemental Indenture dated as of September 30, 1995 (the "First Supplemental Indenture" and together with the original Indenture, the "Indenture"), to provide for the Guarantee of the Securities by XTRA Missouri;

     WHEREAS, XTRA Missouri has been merged with and into the Guarantor effective September 30, 1996 (the "Merger"); and

     WHEREAS, there has been filed with the Trustee: (a) an Opinion of Counsel in accordance with Sections 8.1 and 9.3 of the Indenture; and (b) an Officer's Certificate in accordance with the provisions of Sections 8.1 and 1.2 of the Indenture and the parties hereto wish to enter into this Second Supplemental Indenture to take into consideration the Merger.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, covenant, represent and warrant as follows:

     Section 1.  Definitions in Indenture.  Capitalized terms used in this
                 ------------------------
Second Supplemental Indenture and in any certificate or other document executed by any party in connection herewith shall have the meaning set forth in the Original Indenture, unless a different meaning is set forth herein, in which case such terms shall have the meaning set forth herein.

     Section 2.  Continuance of Obligations and Covenants by the Guarantor.  The
                 ---------------------------------------------------------
Guarantor, by its execution hereof, hereby expressly affirms that it shall remain a Guarantor of the Securities and that it shall punctually perform and observe every obligation and covenant of the Guarantees and Indenture on the part of the Guarantor to be performed or observed.

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     Section 3.  Modification of Forms of Series C Medium-Term Notes.  The forms
                 ---------------------------------------------------
of the Series C Medium-Term Notes (the "Series C Notes") attached to the resolutions of the Note Committee of the Company effective August 11, 1994 and the resolutions of the Note Guaranty Committee of XTRA effective August 11, 1994 as exhibits, as amended by the First Supplemental Indenture, are hereby amended to read in their respective entirety as set forth in the forms of fixed-rate and floating rate Series C Notes attached as Exhibits 1-A and 1-B to this Second Supplemental Indenture. The terms of which Exhibits 1-A and 1-B are hereby incorporated by reference and are made a part of this Second Supplemental Indenture.

     Section 4.  Delivery of Notes.  Upon execution and delivery of this Second
                 -----------------
Supplemental Indenture, the Company shall execute and deliver Series C Notes to the Trustee and the Trustee shall authenticate the Series C Notes and deliver them to the Holders of the Outstanding Series C Notes upon the direction of the Company and upon receipt of the Outstanding Series C Notes, which shall thereupon be canceled and destroyed by the Trustee. Interest on each Outstanding Series C Note shall accrue from the last Interest Payment Date upon which interest shall have been paid or duly provided for on the Outstanding Series C Notes. Prior to delivery by the Trustee of said Notes there shall be filed with the Trustee: (a) an Opinion of Counsel in accordance with Sections 8.1 and 9.3 of the Original Indenture and (b) an Officers' Certificate in accordance with the provisions of Sections 1.2 and 8.1 of the Original Indenture.

     Section 5.  Recitals.  The recitals contained in this Second Supplemental
                 --------
Indenture shall be taken as statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 6.  Incorporation of Indenture.  From and after the date hereof the
                 --------------------------
Original Indenture, as supplemented and amended by the First Supplemental Indenture and by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

     Section 7.  Counterparts.  This Second Supplemental Indenture may be
                 ------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts together constitute but one in the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, and the respective seals to be hereunto affixed and attested all as of the date(s) set forth below.

                                         XTRA, INC.



Attest:    /s/ James R. Lajoie        By:  /s/ Michael J. Soja
           -------------------             ----------------------
Title:     Assistant Clerk                  Vice President and Chief
Date:      May 12, 1997                     Financial Officer

                                            XTRA CORPORATION



Attest:    /s/ James R. Lajoie        By:  /s/ Michael J. Soja
           -------------------             -------------------
Title:     Assistant Clerk                 Vice President and Chief Financial
Date:      May 12, 1997                    Officer


                                           STATE STREET BANK AND TRUST COMPANY,
                                           as Trustee



Attest:    /s/ Eric  Donaghey              By:  /s/ Henry W. Seemore
           ------------------------             --------------------
Title:     Assistant Vice President           Title:  Assistant Vice President
Date:      May 13, 1997

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County of Suffolk              )
                                    ss:
Commonwealth of Massachusetts  )

     On the 12th day of May, 1997, before me personally came Michael J. Soja, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Finance and Chief Financial Officer of XTRA CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                    /s/ Thomas A. Giacchetto
                                    ------------------------
                                    Notary Public
                                    My commission expires:  November 10, 2000

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County of Suffolk              )
                                    ss:
Commonwealth of Massachusetts  )

     On the 12th day of May, 1997, before me personally came Michael J. Soja, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Chief Financial Officer of XTRA, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                    /s/ Thomas A. Giacchetto
                                    ------------------------
                                    Notary Public
                                    My commission expires:  November 10, 2000


County of Suffolk              )
                                    ss:
Commonwealth of Massachusetts  )

     On the 13th day of May, 1997, before me personally came Henry W. Seemore, to me known, who, being by me duly sworn, did depose and say that he is, Assistant Vice President of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                    /s/ Stacye M. Junior
                                    --------------------
                                    Notary Public
                                    My commission expires:  September 13, 2002

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